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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 3, 1997



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                1-9106                23-2413352
(State or Other Jurisdiction    (Commission          (I.R.S. Employer
      of Incorporation)        file number)        Identification Number)



             16 CAMPUS BOULEVARD, NEWTOWN SQUARE, PENNSYLVANIA 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

                                Page 1 of 4 pages

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ITEM 5.  OTHER EVENTS

         On April 3, 1997, the Company purchased 201 and 221 King Manor Drive (the "Properties"), two industrial facilities containing an aggregate of approximately 124,960 net rentable square feet located in the King Manor Industrial Campus in King of Prussia, Montgomery County, Pennsylvania for approximately $3.5 million. The seller was Mellon Bank, N.A., Not Personally, But as Trustee of the Westinghouse Electric Corporation Master Trust Fund, which is not affiliated with the Company. Major tenants at the Properties include Reber- Friel Company, General Insulation Company and Central Sprinkler Corporation. The purchase price for the Properties was determined by arm's-length negotiation between the Company and the seller.

         The table set forth below shows scheduled lease expriations for leases in place at March 31, 1997 for the Properties for each of the next ten years beginning April 1, 1997, assuming none of the tenants exercise renewal options or termination rights, if any, at or prior to scheduled expirations:

                          Scheduled Lease Expirations


                                                                                                Percentage of Total
                                                                        Final Annualized         Final Annualized
                                                                              Base                Base Rent From
       Year of          Number of Leases       Net Rentable Square    Rent From Properties       Properties Under
        Lease            Expiring Within       Footage Subject to        Under Expiring              Expiring       Cumulative
      Expiration            the Year             Expiring Leases            Leases(1)                  Leases           %
      ----------        ----------------       -------------------    --------------------      ------------------- ----------
1997                            1                     10,000                  30,000                   6.46%             6%
1998                           --                       --                      --                       --              6%
1999                            4                     55,920                 242,868                  52.26%            59%
2000                           --                       --                      --                       --             59%
2001                            1                     34,540                 112,255                  24.15%            83%
2002                           --                       --                      --                       --             83%
2003                            1                     24,500                  79,625                  17.13%           100%
2004                           --                       --                      --                       --            100%
2005                           --                       --                      --                       --            100%
2006                           --                       --                      --                       --            100%
2007 and thereafter           --                        --                      --                       --            100%
                             ----                    -------                --------                 -------

Total                           7                    124,960                $464,748                 100.00%
                             ====                    =======                ========                 =======


---------------------

(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by twelve. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                           1.1 Agreement of Sale for 201 and 221 King Manor Drive, King of Prussia, Upper Merion Township, Montgomery county, Pennsylvania, dated as of February 21, 1997, by and between Brandywine Realty Trust, as Buyer, and Mellon Bank, N.A., Not Personally, But as Trustee of the Westinghouse Electric Corporation master Trust Fund, as Seller.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BRANDYWINE REALTY TRUST


Date:  April 18, 1997                  By:    /s/ Gerard H. Sweeney
                                              -------------------
                                       Title: President and Chief Executive
                                              Officer

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